Exhibit 99.1

FOR IMMEDIATE RELEASE

SUPERIOR GROUP OF COMPANIES, INC. REPORTS OPERATING RESULTS FOR THE SECOND QUARTER ENDED June 30, 2021

Compared to the second quarter 2020:
● Net Sales increased by 23.1% excluding PPE sales
● The Office Gurus net sales increased 72.6%
● BAMKO net sales increased 85.2% excluding PPE sales

SEMINOLE, Fla. – July 28, 2021 – Superior Group of Companies, Inc. (NASDAQ: SGC), today announced its second quarter operating results for 2021.

The Company announced that for the second quarter ended June 30, 2021, net sales decreased 17.9% to $130.8 million, compared to second quarter 2020 net sales of $159.4 million. Pretax Income was $5.5 million compared to $18.9 million in the second quarter of 2020. Net income was $4.6 million or $0.28 per diluted share compared to $15.2 million, or $1.00 per diluted share for the second quarter of 2020.  In the second quarter of 2021, the Company terminated its two noncontributory qualified defined benefit pension plans, which were fully funded. Consequently, the Company recognized a pre-tax settlement charge of $6.9 million during the second quarter of 2021. Net of related tax benefits, this charge reduced net income per diluted share by $0.39. The pension plan terminations did not require a cash outlay by the Company. Absent the non-cash charge for the pension plan terminations, we would have reported $0.67 net income per diluted share for the quarter.

Michael Benstock, Chief Executive Officer, commented, “We are extremely excited by the exceptional momentum of our core businesses which face the most attractive outlook in our Company’s history. We are now at a stage where we believe that sales of any significant amount of crisis personal protective equipment (PPE) are behind us, and we are laser focused on our core products and services.  Excluding the impact of PPE sales, we saw tremendous growth in our promotional products segment and our remote staffing solutions segment.  This represented BAMKO’s third consecutive quarter of record quarterly sales of core promotional products. BAMKO finished the quarter with the largest backlog of sales in the history of the segment, with the backlog comprised of 99.6% of core promotional products.  Additionally, The Office Gurus added significantly more new seats in the second quarter than we had originally forecasted for the full year.  Uniform segment net sales, excluding PPE sales, were down slightly due to the significant pandemic demand for our core healthcare products in the second quarter of 2020.  We were able to replace the vast majority of these sales with increased demand from our non-essential markets and sales from additional channels in our healthcare business.  We are well positioned with strong tailwinds in all of our core businesses and expect to continue to report strong sales and earnings for the balance of 2021.  We now expect net sales for 2021 to approach $525 million.  For perspective, the full year 2020 included total PPE sales of $131.1 million and full year 2021 sales of PPE are expected to be less than $45 million.”

CONFERENCE CALL

Superior Group of Companies will hold a conference call on Wednesday, July 28, 2021 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844) 861-5505 for U.S. dialers and (412) 317-6586 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Group of Companies call. The live webcast and archived replay can also be accessed in the investor information section of the Company's website at https://ir.superiorgroupofcompanies.com/Presentations.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on August 11, 2021. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10158424 for all replay access.

Disclosure Regarding Forward Looking Statements

Certain matters discussed in this Form 10-Q are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by use of the words “may,” “will,” “should,” “could,” “expect,” anticipate,” “estimate,” “believe,” “intend,” “project,” “potential,” or “plan” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements in this Quarterly Report on Form 10-Q may include, without limitation: (1) the projected impact of the COVID-19 pandemic on our, our customers’, and our suppliers’ businesses, (2) projections of revenue, income, and other items relating to our financial position and results of operations, (3) statements of our plans, objectives, strategies, goals and intentions, (4) statements regarding the capabilities, capacities, market position and expected development of our business operations, and (5) statements of expected industry and general economic trends.

Such forward-looking statements are subject to certain risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the following: the impact of competition; the effect of uncertainties related to the COVID-19 pandemic, including existing and possible future variants, on the United States of America (“U.S.” or “United States”) and global markets, our business, operations, customers, suppliers and employees, including without limitation the length and scope of restrictions imposed by various governments and organizations and the success of efforts to deliver effective vaccines on a timely basis to a number of people sufficient to prevent or substantially lower the severity of incidents of infection or variants, among other factors; our ability to navigate successfully the challenges posed by current global supply disruptions; general economic conditions, including employment levels, in the areas of the United States in which the Company’s customers are located; changes in the healthcare, retail, hotels, food service, transportation and other industries where uniforms and service apparel are worn; our ability to identify suitable acquisition targets, successfully integrate any acquired businesses, successfully manage our expanding operations, or discover liabilities associated with such businesses during the diligence process; the price and availability of cotton and other manufacturing materials; attracting and retaining senior management and key personnel and other factors described in the Company’s filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section herein and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this Form 10-Q and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

About Superior Group of Companies, Inc. (SGC):

Superior Group of Companies™ formerly Superior Uniform Group, established in 1920, is a combination of companies that help our customers unlock the power of their brands by creating extraordinary brand engagement experiences for their employees and customers. We provide customized support for each of our divisions through our shared services model.

Fashion Seal Healthcare®, HPI® and WonderWink® are our core uniform brands. Each is one of America’s leading providers of uniforms and image apparel in the markets we serve. We specialize in innovative uniform program design, global manufacturing, and state-of-the-art distribution. Every workday, more than 7 million Americans go to work wearing a uniform from Superior Group of Companies.

BAMKO®, Tangerine Promotions®, Public Identity® and Gifts By Design™ are our signature promotional product companies. We provide unique custom branding, design, sourcing, and marketing solutions to some of the world’s most successful brands.

The Office Gurus® is a global provider of custom call and contact center support. As a true strategic partner, The Office Gurus implements customized solutions for our customers in order to accelerate their growth and improve our customers’ service experiences.

SGC’s commitment to service, technology, quality and value-added benefits, as well as our financial strength and resources, provides unparalleled support for our customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture in all of our business segments.

Visit www.superiorgroupofcompanies.com for more information.

Contact:		Hala Elsherbini
Andrew D. Demott, Jr.		Three Part Advisors
COO, CFO & Treasurer	-OR-	Senior Managing Director
727-803-7135		214-442-0016

Comparative figures are as follows:

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,
	2021	2020
Net sales	$130,787	$159,359

Costs and expenses:
Cost of goods sold	83,629	103,421
Selling and administrative expenses	33,906	36,298
Other periodic pension costs	440	333
Pension plan termination charge	6,945	-
Interest expense	330	433
	125,250	140,485
Income before taxes on income	5,537	18,874
Income tax expense	960	3,700
Net income	$4,577	$15,174

Net income per share:
Basic	$0.30	$1.01
Diluted	$0.28	$1.00

Weighted average shares outstanding during the period:
Basic	15,433,412	15,016,062
Diluted	16,087,736	15,171,086

Cash dividends per common share	$0.12	$-

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	Six Months Ended June 30,
	2021	2020
Net sales	$271,634	$253,604

Costs and expenses:
Cost of goods sold	175,433	164,215
Selling and administrative expenses	69,017	63,787
Other periodic pension costs	869	618
Pension plan termination charge	6,945	-
Interest expense	605	1,493
	252,869	230,113
Income before taxes on income	18,765	23,491
Income tax expense	3,710	4,950
Net income	$15,055	$18,541

Net income per share:
Basic	$0.98	$1.23
Diluted	$0.94	$1.22

Weighted average shares outstanding during the period
Basic	15,327,374	15,020,457
Diluted	16,039,605	15,185,992

Cash dividends per common share	$0.22	$0.10

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and par value data)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$7,530	$5,172
Accounts receivable, less allowance for doubtful accounts of $5,466 and $7,667, respectively	101,591	101,902
Accounts receivable - other	2,999	1,356
Inventories	98,572	89,766
Contract assets	41,151	39,231
Prepaid expenses and other current assets	13,805	11,030
Total current assets	265,648	248,457
Property, plant and equipment, net	45,070	36,644
Operating lease right-of-use assets	5,872	3,826
Intangible assets, net	60,476	58,746
Goodwill	38,618	36,116
Other assets	13,062	10,135
Total assets	$428,746	$393,924

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,039	$39,327
Other current liabilities	33,790	44,670
Current portion of long-term debt	15,286	15,286
Current portion of acquisition-related contingent liabilities	3,362	5,589
Total current liabilities	90,477	104,872
Long-term debt	98,205	72,372
Long-term pension liability	14,443	14,574
Long-term acquisition-related contingent liabilities	-	1,892
Long-term operating lease liabilities	1,952	1,599
Deferred tax liability	1,353	450
Other long-term liabilities	8,801	6,535
Commitments and contingencies (Note 6)
Shareholders’ equity:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding 15,824,530 and 15,391,660 shares, respectively.	16	15
Additional paid-in capital	65,578	61,844
Retained earnings	153,412	141,972
Accumulated other comprehensive income (loss), net of tax:
Pensions	(4,563)	(10,898)
Cash flow hedges	58	69
Foreign currency translation adjustment	(986)	(1,372)
Total shareholders’ equity	213,515	191,630
Total liabilities and shareholders’ equity	$428,746	$393,924

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$15,055	$18,541
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,373	3,959
Provision for bad debts - accounts receivable	1,244	4,517
Share-based compensation expense	1,669	1,061
Deferred income tax benefit	(1,126)	(2,417)
Change in fair value of acquisition-related contingent liabilities	1,741	1,165
Pension plan termination charge	6,945	-
Changes in assets and liabilities, net of acquisition of business:
Accounts receivable	(896)	(12,261)
Accounts receivable - other	(1,392)	264
Contract assets	(1,868)	3,404
Inventories	(8,738)	492
Prepaid expenses and other current assets	(2,565)	(1,479)
Other assets	(1,401)	390
Accounts payable and other current liabilities	(14,535)	21,023
Payment of acquisition-related contingent liabilities	(4,220)	-
Long-term pension liability	384	639
Other long-term liabilities	2,320	464
Net cash provided by (used in) operating activities	(3,010)	39,762

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(11,326)	(4,893)
Acquisition of business	(6,026)	-
Net cash used in investing activities	(17,352)	(4,893)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings of debt	127,574	77,525
Repayment of debt	(101,801)	(111,838)
Payment of cash dividends	(3,437)	(1,521)
Payment of acquisition-related contingent liability	(1,641)	(1,966)
Proceeds received on exercise of stock options	2,122	33
Tax withholdings on exercise of performance based stock	(405)	-
Tax (provision) benefit from vesting of acquisition-related restricted stock	171	(13)
Common stock reacquired and retired	-	(500)
Net cash provided by (used in) financing activities	22,583	(38,280)

Effect of currency exchange rates on cash	137	(525)
Net increase (decrease) in cash and cash equivalents	2,358	(3,936)
Cash and cash equivalents balance, beginning of period	5,172	9,038
Cash and cash equivalents balance, end of period	$7,530	$5,102

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands, except share and par value data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$4,577	$15,174	$15,055	$18,541
Adjustment for items:
Pension plan termination charge	6,945	-	6,945	-
Tax impact of adjustment	(610)	-	(610)	-
Adjusted net income(1)	$10,912	$15,174	$21,390	$18,541

Diluted net income per share	$0.28	$1.00	$0.94	$1.22
Adjustment for items, after-tax, per diluted share	0.39	-	0.39	-
Diluted adjusted net income per share(1)	$0.67	$1.00	$1.33	$1.22

Weighted average shares outstanding during the period
Diluted	16,087,736	15,171,086	16,039,605	15,185,992

(1) Adjusted net income and diluted adjusted net income per share, which are non-GAAP measures, are defined as net income and net income per share, excluding the impact of pension plan termination charges (net of tax). Management believes adjusted net income and diluted adjusted net income per share provides useful information to investors because it allows management, investors and others to evaluate and compare our operating results from period to period by removing the impact of pension plan termination charges not appropriately reflective of our core business.